Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into the prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Local Bounti Corporation and subsidiaries, included in the Annual Report on Form 10-K of Local Bounti Corporation for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the prospectus.
/s/ WithumSmith+Brown, PC
Whippany, New Jersey
May 27, 2025